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                                                                    EXHIBIT 10.2
                          BUSINESS CONSULTING AGREEMENT

         AGREEMENT, made and entered into as of the 28th day of December, 1998, by and between D. Weckstein & Co. Inc. with offices located at 230 Park Avenue, Suite 1516, New York, NY 10169("Weckstein") and INSCI Corp., a Corporation with offices located at Two Westborough Business Park, Westborough, MA 01581("INSI").

                              W I T N E S S E T H:

         WHEREAS, Weckstein provides consultation and advisory services;

         WHEREAS, INSI desires to utilize Weckstein services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Weckstein and INSI hereby agree as follows:

         Consulting Services. Effective as of December 28, 1998, by and subject to the terms and conditions herein contained, Weckstein shall provide consultation and advisory services relating to providing strategic planning and introduction to parties. These services include the strategy meeting held in Weckstein's offices on December 28, 1998 with E. Ted Prince, Chairman and CEO of INSCI Corp and Mr. Edward T. Whelan, President of Xcel Associates, Inc.

         Payment. In consideration for the services of Weckstein to be provided hereunder, INSI agrees, at its sole option, to either pay Weckstein the sum of $2,000 per month for the term of this Agreement, or to grant 50,000 options (Options) to purchase INSCI Common Stock at $1.04, the fair market value as of the date of this Agreement. This option is first exercisable in one/sixth increments every thirty days over the term of this Agreement, with the first increment being the date of this Agreement. INSCI Common Stock shares underlying these Options will be issued as registered shares under applicable securities laws by the Company.

         Personnel. Weckstein shall be an independent contractor and no personnel utilized by Weckstein in providing services hereunder shall be deemed an employee of INSI. Moreover, neither Weckstein nor any such person shall be empowered hereunder to act on behalf of INSI.

         Term and Termination. This Agreement shall be effective from December 28, 1998, and shall continue in effect for a period of six months thereafter.

         Non-Assignability. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

         Confidentiality. Neither Weckstein nor any of its consultants, employees, officers, or directors shall disclose knowledge or information concerning the confidential affairs of INSI with respect to INSI's business or finances that was obtained in the course of performing services provided for herein.

         Limited Liability. Neither Weckstein or INSCI nor any of their respective consultants, other employees, officers or directors shall be liable for consequential or incidental damages of any kind to each other that may arise out of or in connection with this Agreement.

         GoverningLaw. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

         Notice. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

         Waiver and Modification. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

IN WITNESS WHEREOF, INSI and Weckstein have dully executed this Agreement as of the day and year first above written.

INSCI CORP.                                       D. Weckstein & CO., INC.

By:  /s/ Roger C. Kuhn                            By: /s/ Donald E. Weckstein
         -------------------------                        ----------------------
         Roger C. Kuhn,                                   Donald E. Weckstein,
         Chief Financial Officer                          President
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                                OPTION AGREEMENT

THIS AGREEMENT, made as of this 28th day of December, 1998, by and between INSCI Corp. (Company) a Corporation, with its principal place of business located at Two Westborough Business Park, Westborough, MA 01581 and D. Weckstein & CO. INC., with offices located at 230 Park Avenue, Suite 1516, New York, NY 10169, a consultant to the Company (the "Optionee").


                              W I T N E S S E T H:


WHEREAS, the Company, in accordance with the Business Consulting Agreement executed by the Company and Optionee on December 28, 1998, grants to the Optionee, in lieu of cash payments of $2,000 per month for a period of six months, for services to be provided by the Optionee, options to purchase shares of the Company's Common Stock.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

         Grant of Options. Subject to all terms and conditions of this Agreement and the Business Consulting Agreement executed by the Company and Optionee on December 28, 1998, the Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of fifty thousand (50,000) shares (the "Shares") of Common Stock of the Company at $1.04 per share, the fair market value of the Common Stock at the date of this grant.

         Expiration.  The Option may not be exercised after January 1, 2002 (the
                  "Expiration Date").

         Exercise of Option. The Option is first exercisable in one/sixth increments every thirty days over the term of this agreement, with the first increment being the date of this Agreement. Subject to the aforementioned condition, the Option may be exercised, in whole or in part, at any time prior to the Expiration Date or the earlier termination of the Option. If the Option is not exercised to the maximum extent permissible, it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the Expiration Date. INSCI Common Stock shares underlying these Options will be issued as registered shares by the Company.

         Payment of Purchase Price Upon Exercise. The Option granted under this
                  Agreement may be exercised in whole or in part by the Optionee's delivering or mailing to the Company at its principal office, or such other place as the Company may designate, written notice of exercise duly signed by the Optionee. Such exercise shall be effective upon (a) receipt of such written notice by the Company and (b) payment to the Company of the full purchase price in cash.

         Issuance and Delivery. The Optionee's written notice to the Company shall state the number of Shares with respect to which the Option is being exercised and specify a date, not less than five (5) or more than fifteen (15) business days after the date of the mailing of such notice, on which the Shares will be taken and payment made therefor. On the date specified in the notice of exercise, the Company shall deliver, or cause to be delivered, to the Optionee (or his personal representative, as the case may be) stock certificates for the number of Shares with respect to which the Option is being exercised, against receipt of payment therefor. Delivery of the Shares may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock.

         Transferability. The Option shall not be transferable. The Option shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

         No Rights as a Shareholder. Neither the Optionee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the Shares, unless and until certificates representing such Shares shall have been issued and delivered to the Optionee (or his legal representative).

         Adjustment. (a) In case, prior to the expiration of the Option by exercise or by its terms, the Company subdivides the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the purchase price per share of the Shares issuable upon exercise of the Option in effect at the time of such action shall be proportionately reduced and the number of Shares at that time purchasable pursuant to the Option shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the purchase price per share of the Shares issuable upon exercise of the Option in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to Option shall be proportionately decreased.

                  In case, prior to the expiration of this Option by exercise or by its terms, the Company or a successor corporation shall be consolidated or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), in exchange for stock or securities of a successor corporation, and if the Company is not the surviving Company, the Optionee shall thereafter have the right to purchase upon the terms and conditions and during the time specified in this Option, in lieu of the Shares theretofore purchasable upon the exercise of this Option, the kind and amount of shares of stock and other securities receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the Optionee might have purchased immediately prior to such consolidation, merger or conveyance. In the event of a sale of the Company, all options shall vest immediately prior to such sale and are exercisable by the Optionee at his election.

         Compliance with Law and Regulations. The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

         Continued Services. Neither this Agreement nor any Option granted hereunder shall confer upon the Optionee any right to continue to render services to the Company or any subsidiary of the Company, or limit in any respect the right of the Company, the Board of Directors of the Company or any subsidiary of the Company to terminate the services of the Optionee at any time.

         Notices. Any notice hereunder to the Company shall be addressed to it at its offices, Two Westborough Business Park Westborough, MA 01581 Attn.: Dr. E. Ted Prince Chairman & CEO and any notice hereunder to Optionee shall be addressed to Donald E. Weckstein, President, at 230 Park Avenue, Suite 1516, New York, NY 10169, subject to the right of either party to designate at any time hereafter in writing some other address.

         GoverningLaw. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

         Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date and year first above written.

INSCI CORP.                                       D. Weckstein & CO., INC.

By:  /s/ Roger C. Kuhn                            By: /s/ Donald E. Weckstein
         -------------------------                        ----------------------
         Roger C. Kuhn,                                   Donald E. Weckstein,
         Chief Financial Officer                          President